UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2010

UTSTARCOM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29661	52-1782500
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1275 Harbor Bay Parkway

Alameda, California 94502

(Address of principal executive offices)    (Zip code)

(510) 864-8800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On May 20, 2010, UTStarcom, Inc. (the “Company”) completed the transfer of title of its facility in Hangzhou, China to the Zhongnan Group of Companies (the “Buyer”).  The transfer was pursuant to the Property Transfer and Leaseback Agreement (the “Agreement”) previously signed and announced by the Company.  To date, the Company has received approximately RMB 855 million of the RMB 950 million (approximately US $140 million) purchase price.  The remaining purchase price (minus the RMB 50 million (approximately US $7.3 million) paid for transaction-related taxes) is to be paid following the inspection and handover of the property.  As previously disclosed, the Company will lease back a portion of the building. The anticipated commencement date of this leaseback is May 27, 2010.

On May 26, 2010, the Company issued a press release announcing that it had transferred ownership of the facility.  The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)               Exhibits

Exhibit Number	Description
99.1	Press Release dated May 26, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTSTARCOM, INC.

Date: May 26, 2010	By:	/s/ Peter Blackmore
	Name:	Peter Blackmore
	Title:	Chief Executive Officer and President

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated May 26, 2010